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                                                                    EXHIBIT 10.2

                       AMENDED AND RESTATED NOTE AGREEMENT

                  NOTE AGREEMENT, dated as of April 26, 2002, and amended and restated as of May 14, 2002, among Designs, Inc., a Delaware corporation (the "COMPANY"), certain subsidiaries of the Company (each a "GUARANTOR") and the Purchasers identified on the signature pages hereto.

                  The Company has duly authorized the creation of an issue of 12% Senior Subordinated Notes due 2007 (the "SECURITIES").

                  Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.

                                   ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS.

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                  "ACQUISITION CLOSING DATE" means the date upon which the consummation of the Casual Male Acquisition occurs.

                  "ADDITIONAL CAPITAL STOCK" means (1) the Preferred Stock issued on or about the Acquisition Closing Date and (2) any other Qualified Capital Stock (including Preferred Stock) having terms not materially less favorable to the Company, taken as a whole, than the Preferred Stock as determined by the Board of Directors of the Company in good faith.

                  An "AFFILIATE" of a Person means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AFFILIATE TRANSACTION" has the meaning set forth in Section 4.10.

                  "ASSET ACQUISITION" means

                  (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

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                  (b) the acquisition by the Company or any Restricted
         Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the Ordinary Course of Business.

                  "ASSET PURCHASE AGREEMENT" has the meaning set forth in the definition of "Transactions."

                  "ASSET SALE" means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the Ordinary Course of Business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation, to any Person other than the Company or a Restricted Subsidiary of the Company of

                  (a) any Capital Stock of any Restricted Subsidiary of the Company; or

                  (b) any other property or assets, other than cash or Cash Equivalents, of the Company or any Restricted Subsidiary of the Company other than in the Ordinary Course of Business;

PROVIDED, HOWEVER, that Asset Sales shall not include

                  (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $2 million,

                  (2) the sale of accounts receivable pursuant to factoring or similar arrangements in the Ordinary Course of Business,

                  (3) the sale, lease, conveyance, disposition or other transfer of assets in the Ordinary Course of Business,

                  (4) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any Guarantor as permitted under Section 5.01,

                  (5) sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by Section 4.12,

                  (6) sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by Section 4.02, and

                  (7) the grant of licenses to third parties in the Ordinary Course of Business of the Company or any of its Restricted Subsidiaries.

                  "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction consummated subsequent to the Issue Date means, at the time of determination, the present value, discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

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                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar
Federal, state or foreign law for the relief of debtors.

                  "BID DATE" means the date fixed pursuant to the applicable orders of the Bankruptcy Court for the submission of bids to acquire substantially all the assets of Casual Male and certain related entities.

                  "BIDDING PROCEDURES ORDER" has the meaning set forth in
Section 4.18.

                  "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are required or authorized by law or other governmental action to be closed.

                  "CAPITAL STOCK" means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

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                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "CASUAL MALE" means Casual Male Corp. (f/k/a) J. Baker, Inc., a Massachusetts corporation.

                  "CASUAL MALE ACQUISITION" has the meaning set forth in the definition of "Transactions."

                  "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                  (1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP") (whether or not otherwise in compliance with the provisions of this Note Agreement);

                  (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Note Agreement);

                  (3) any Person or Group, other than a Permitted Holder or Holders, shall become the owner, directly or indirectly, beneficially, of shares representing more than 25% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company;

                  (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved; or

                  (5) the consolidation or merger of the Company with or into another Person or the merger of another Person with or into the Company, in any case pursuant to a transaction in which the outstanding Capital Stock of the Company is converted into or exchanged for cash, securities or other property other than any such transaction in which the Capital Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the resulting or surviving corporation representing more than 25% of the voting power of the then outstanding Capital Stock of the resulting or surviving corporation.

                  "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.13.

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in
Section 4.13.

                  "COMMISSION" or "SEC" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

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                  "COMPANY" means the party named as such in this Note Agreement until a successor replaces it pursuant to this Note Agreement.

                  "COMPANY PREFERRED STOCK" means the Company's mandatorily Convertible Preferred Stock or any other Qualified Capital Stock issued pursuant to or in satisfaction of (1) the commitments dated on or about April 26, 2002 between certain investors and the Company, and (2) certain warrants issued in connection with the issuance of Preferred Stock or otherwise in connection with the Transactions, or other Qualified Capital Stock constituting Additional Capital Stock as defined herein.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary.

                  "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

                  (1) Consolidated Net Income,

                  (2) to the extent Consolidated Net Income has been reduced thereby, all losses from Asset Sales or abandonments or reserves relating thereto, and all items classified as extraordinary losses,

                  (3) Consolidated Interest Expense,

                  (4) Consolidated Tax Expense, and

                  (5) Consolidated Non-cash Charges.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication,

                  (1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, capitalized interest, and imputed interest with respect to Attributable Debt, for such period determined on a consolidated basis in conformity with GAAP; and

                  (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom

                  (a) items classified as extraordinary gains or losses, and the related tax effects according to GAAP,

                  (b) the net loss of any Person, other than a Restricted Subsidiary of the Company,

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                  (c) the net income of any Person, other than a Restricted
Subsidiary, in which such Person has an interest, except to the extent of cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person,

                  (d) amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock.

                  "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP less (to the extent otherwise included in accordance with GAAP) amounts attributable to Disqualified Capital Stock.

                  "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SENIOR DEBT RATIO" means, with respect to any Person, the ratio of (x) consolidated Senior Debt of such Person at the date of determination giving rise to the need to calculate the Consolidated Senior Debt Ratio (the "DETERMINATION DATE") to (y) Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the Determination Date. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "consolidated Senior Debt" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to

                  (1) the incurrence or repayment or retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date (other than the incurrence or repayment of Indebtedness in the Ordinary Course of Business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

                  (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Consolidated EBITDA (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  "CONSOLIDATED TAX EXPENSE" means, with respect to any Person for any period, the aggregate of all taxes of such Person and its Restricted Subsidiaries paid or accrued for such period on a consolidated basis, determined in accordance with GAAP.

                  "CONSOLIDATED TOTAL DEBT RATIO" means, with respect to any Person, the ratio of (x) consolidated Indebtedness of such Person at the date of determination giving rise to the need to calculate the Consolidated Total Debt Ratio (the "DETERMINATION DATE") to (y) Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the Determination Date. In addition to and without limitation of the foregoing, for purposes of this definition,

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"Consolidated EBITDA" and "consolidated Indebtedness" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to

                  (1) the incurrence or repayment or retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date (other than the incurrence or repayment of Indebtedness in the Ordinary Course of Business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

                  (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Consolidated EBITDA (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

                  "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "DESIGNATED GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, (1) any Indebtedness outstanding under the New Credit Agreement to the extent guaranteed by such Guarantor and (2) any other Guarantor Senior Debt permitted under this Note Agreement that has been designated by the Company or such Guarantor as Designated Guarantor Senior Debt in the instrument creating such Indebtedness.

                  "DESIGNATED NON-CASH CONSIDERATION" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary.

                  "DESIGNATED SENIOR DEBT" means (1) any Indebtedness outstanding under the New Credit Agreement and (2) any other Senior Debt permitted under this Note Agreement that has been designated by the Company as Designated Senior Debt in the instrument creating such Indebtedness.

                  "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the Final Maturity Date.

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                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "FAIR MARKET VALUE" or "FAIR VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution.

                  "FINAL MATURITY DATE" means April 26, 2007.

                  "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "GUARANTEE" has the meaning set forth in Section 9.01.

                  "GUARANTOR" means (i) each of the wholly owned Subsidiaries of the Company as of May 14, 2002, whether or not indicated on the signature pages hereto, (ii) upon consummation of the Casual Male Acquisition, each of the Subsidiaries to the Company (if any) which may on the Acquisition Closing Date result from the Transactions (other than any Subsidiary which is or becomes a party to, or assumes liabilities related to, the Assumed Mortgage (as defined in the Asset Purchase Agreement), or which is or become an assignee of the Assumed Mortgage or the Owned Real Property (as defined in the Asset Purchase Agreement)) and (iii) each of the Company's Restricted Subsidiaries organized in the United States that in the future executes a supplemental Note Agreement or other agreement of guaranty in which such Restricted Subsidiary agrees to be bound by the terms hereof as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms hereof.

                  "GUARANTOR SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of any Guarantor of the Securities, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of the Securities. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of any Guarantor of the Securities under the New Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Guarantor Senior Debt" shall not include

                  (1) Indebtedness evidenced by a Guarantee of the Securities;

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                                      -9-

                  (2) any Indebtedness of such Guarantor of the Securities owing to the Company or to a Subsidiary of the Company;

                  (3) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

                  (4) trade payables and other current liabilities arising in the Ordinary Course of Business in connection with obtaining goods, materials or services;

                  (5) Indebtedness represented by Disqualified Stock;

                  (6) any liability for federal, state, local or other taxes owed or owing by such Guarantor of the Securities;

                  (7) that portion of any Indebtedness incurred in violation of this Note Agreement;

                  (8) any Indebtedness other than Indebtedness under the New Credit Agreement which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor of the Securities; and

                  (9) any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor of the Securities.

                  "HOLDER" means the Person in whose name a Security is registered on the books and records of the Company.

                  "INCUR" means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

                  "INDEBTEDNESS" means with respect to any Person, without duplication,

                  (1) the principal amount of all obligations of such Person for borrowed money,

                  (2) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (3) all Capitalized Lease Obligations of such Person,

                  (4) all obligations of such Person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the Ordinary Course of Business),

                  (5) all obligations of such Person for the reimbursement of any obligor on any letter of credit or banker's acceptance,

                  (6) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

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                                      -10-

                  (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured,

                  (8) all obligations under currency agreements relating to Currency Swap Agreements and Interest Swap Obligations of such Person, and

                  (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

                  For purposes hereof, (1) the "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Note Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock, and (2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.03. The amount of Indebtedness of any Person at any date shall be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

                  "INITIAL PURCHASERS" means those purchasers of the Securities from the Company pursuant to this Note Agreement indicated on the signature pages hereof.

                  "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

                  "INTEREST SWAP OBLIGATIONS" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

                  "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries in the Ordinary Course of Business on commercially reasonable terms. For the purposes of Section 4.02,

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                                      -11-

                  (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and

                  (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

                  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed.

                  "ISSUE DATE" means the original date of issuance of the Securities.

                  "JOINT VENTURE" means any Person (other than a Subsidiary of the Company) engaged in a Related Business with respect to which at least 35% of such Person's outstanding Capital Stock is owned directly or indirectly by the Company.

                  "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "MANDATORY REDEMPTION" has the meaning set forth in Section 3.05.

                  "MANDATORY REDEMPTION DATE" means the fifth day after the funds deposited with Casual Male have been released to the Company (or its designee) in accordance with the requirements of the Bidding Procedures Order.

                  "MANDATORY REDEMPTION EVENT" has the meaning set forth in
Section 3.05.

                  "MANDATORY REDEMPTION NOTICE" has the meaning set forth in
Section 3.05.

                  "MANDATORY REDEMPTION PRICE" means 100% of the principal amount of the Securities.

                  "MOODY'S" means Moody's Investor Service, Inc. and its successors.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of

                  (a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),

                  (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

                  (c) the amounts of

                        (x) any repayments of debt secured, directly or
                  indirectly, by Liens on the assets which are the subject of such Asset Sale and

                        (y) any repayments of debt associated with such assets
                  which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

                  (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Cash Proceeds on such date;

                  (e) all amounts deemed appropriate by the Company to be provided as a reserve, in accordance with GAAP ("GAAP RESERVES"), against any liabilities associated with such assets which are the subject of such Asset Sale or incurred in connection with such Asset Sale;

                  (f) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to the payable) in connection with or as a result of such Asset Sale; and

                  (g) with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

                  Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent

                  (1) such proceeds cannot under applicable law be transferred to the United States or

                  (2) such transfer would result (in the good faith determination of the Board of Directors of the Company) in a foreign tax liability that would be greater than if such Asset Sale occurred in the United States;

PROVIDED that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

                  "NET PROCEEDS OFFER" has the meaning set forth in Section
4.16.

                  "NET PROCEEDS OFFER AMOUNT" has the meaning set forth in
Section 4.16.

                  "NET PROCEEDS OFFER PAYMENT DATE" has the meaning set forth in
Section 4.16.

                  "NET PROCEEDS OFFER TRIGGER DATE" has the meaning set forth in
Section 4.16.

                  "NEW CREDIT AGREEMENT" means the Credit Agreement to be dated on or about the Acquisition Closing Date between the Company and the lenders thereto including all related notes, collateral documents and guarantees in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (provided that no refinancing, modification, replacement, renewal, deferral, extension, substitution, supplement, reissuance or resale of the New Credit Agreement providing for a stated maturity date of the Indebtedness thereunder later than April 26, 2007 shall constitute Permitted Indebtedness unless the payment of principal of the Securities at their stated maturity is permitted thereby absent a default or event of default thereunder).

                  "NOTE AGREEMENT" means this Note Agreement dated as of April 26, 2002, and amended and restated as of May 14, 2002, by and among the Company, the Guarantors and the Initial Purchasers, as amended from time to time.

                  "OBLIGATIONS" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Vice President or Assistant Secretary of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel which counsel may be counsel to or an employee of the Company.

                  "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person substantially in accordance with past practice and undertaken by such Person in good faith and not for the purposes of evading any covenant or restriction in this Note Agreement, the Securities, the Guarantee and the related documents.

                  "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or a Guarantor of the Securities ranking PARI PASSU with the Securities or a Guarantee of the Securities, as the case may be, including the Company's 5% Subordinated Notes due April 26, 2007.

                  "PERMITTED HOLDERS" means Jewelcor Management, Inc., each Initial Purchaser of Securities, each initial purchaser of the Company's Series B Convertible Preferred Stock, and each of their respective Affiliates.

                  "PERMITTED INDEBTEDNESS" means, without duplication,

                  (1) the Securities and the Guarantees thereof,

                  (2) Indebtedness incurred pursuant to the New Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $160 million reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (excluding any such required permanent repayment and corresponding permanent commitment reduction to the extent refinanced at the time of payment under a replaced New Credit Agreement) and less the amount of any prepayment made with the proceeds of an Asset Sale in accordance with Section 4.16,

                  (3) other Indebtedness of the Company and its Subsidiaries outstanding on the Acquisition Closing Date (including without limitation any liability or guaranty of liability relating to the Assumed Mortgage (as defined in the Asset Purchase Agreement), whether or not the assignment and assumption of the Assumed Mortgage has occurred on the Acquisition Closing Date),

                  (4) Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Note Agreement; PROVIDED, FURTHER, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness,

                  (5) Indebtedness under Currency Agreements,

                  (6) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (6),

                  (7) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with clause 11 or 12 of this definition on the date such Indebtedness became Acquired Indebtedness,

                  (8) (A) guarantees by Restricted Subsidiaries pursuant to
         Section 4.17 or guarantees by Restricted Subsidiaries of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Note Agreement and (B) guarantees by the Company of its Wholly Owned Restricted Subsidiaries' Indebtedness; PROVIDED that such Indebtedness is otherwise permitted to be incurred under this Note Agreement,

                  (9) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the Ordinary Course of Business,

                  (10) any refinancing, modification, replacement, renewal, deferral, extension, substitution, supplement, reissuance or resale of Indebtedness referred to in clauses (2), (3) or (7) of this definition, including any additional Indebtedness incurred to pay premiums required by the instruments governing such Indebtedness as in effect at the time of issuance thereof ("REQUIRED

         PREMIUMS") and fees in connection therewith; PROVIDED, HOWEVER, that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Note Agreement) of the Company and its Subsidiaries, (2) create Indebtedness with a stated maturity date earlier than the stated maturity date of the Indebtedness being refinanced or (3) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, deferred, extended, or substituted, supplemented, reissued or resold, (provided that no refinancing, modification, replacement, renewal, deferral, extension, substitution, supplement, reissuance or resale of the New Credit Agreement providing for a stated maturity date of the Indebtedness thereunder later than April 26, 2007 shall constitute Permitted Indebtedness unless the payment of the principal of the Securities at their stated maturity is permitted thereby absent a default or event of default thereunder),

                  (11) additional Indebtedness of the Company or any Restricted Subsidiary if (a) no Default or Event of Default shall have occurred and be continuing at the time of the proposed incurrence thereof or shall occur as a result of such proposed incurrence and (b) after giving effect to such proposed incurrence the Consolidated Senior Debt Ratio would not be greater than 2.5 to 1, and

                  (12) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $10 million at any one time outstanding.

                  "PERMITTED INVESTMENTS" means

                  (1) Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company;

                  (2) cash and Cash Equivalents;

                  (3) Investments existing on the Issue Date;

                  (4) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and remands thereof;

                  (5) so long as no Default or Event of Default has occurred and is continuing, loans and advances by the Company and its Restricted Subsidiaries to their respective employees not to exceed $1 million at any one time outstanding;

                  (6) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; PROVIDED, HOWEVER, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16;

                  (7) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and otherwise in compliance with this Note Agreement;

                  (8) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness or other obligations otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Note Agreement;

                  (9) so long as no Default or Event of Default has occurred and is continuing, Investments in Joint Ventures not to exceed $25 million at any one time outstanding; and

                  (10) any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock.

                  "PERMITTED JUNIOR SECURITIES" means

                  (1) Qualified Capital Stock of the Company or any Guarantor;
         or

                  (2) debt securities that are subordinated to (a) all Senior Debt or Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt or Guarantor Senior Debt to substantially the same extent as, or to a greater extent than, the Securities and the Guarantees of the Securities are subordinated to Senior Debt and Guarantor Senior Debt, respectively, under this Note Agreement.

                  "PERMITTED LIENS" means

                  (1) Liens securing Indebtedness consisting of Capitalized Lease Obligations;

                  (2) Liens securing any Senior Debt or Guarantor Senior Debt, including liens securing the New Credit Agreement;

                  (3) Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

                  (4) Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed $2 million;

                  (5) Liens securing Indebtedness incurred pursuant to clauses
         (9) or (12) of the definition of Permitted Indebtedness; or

                  (6) Liens created to replace Liens described in clause (3) above to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements thereto or thereon, attachments and other modifications reasonably required to maintain such property) and are not otherwise materially less favorable to the Company and its Restricted Subsidiaries than the Liens being replaced, as determined by the Board of Directors of the Company in good faith.

                  "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "PRINCIPAL" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                  "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Note Agreement, a calculation in accordance with Article II of Regulation S-X under the Securities Act.

                  "PRO RATA SHARE" has the meaning set forth in Section 4.16.

                  "PRODUCTIVE ASSETS" means assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or in a Related Business (including Capital Stock in any such business or Related Business and licenses or similar rights to operate); PROVIDED, HOWEVER, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such business shall be deemed to be Productive Assets.

                  "QUALIFIED CAPITAL STOCK" means any stock that is not Disqualified Capital Stock.

                  "RECORD DATE" means the applicable Record Date (whether or not a Business Day) specified in the Securities.

                  "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Note Agreement and the Securities.

                  "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Note Agreement and the Securities.

                  "RELATED BUSINESS" means the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED PAYMENT" has the meaning set forth in Section
4.02.

                  "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) under the Securities Act.

                  "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's, A division of the McGraw-Hill Companies, and its successors.

                  "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property; PROVIDED, HOWEVER, that a Sale and Leaseback Transaction shall not include a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $2 million (a "DE MINIMIS TRANSACTION") so long as the aggregate consideration (exclusive of indemnities) received by the Company or its Restricted Subsidiaries from all De Minimis Transactions does not exceed an aggregate of $2 million.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "SECURITYHOLDER" or "HOLDER" means the Person in whose name a Security is registered on the books of the Company.

                  "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Permitted Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed as permitted under this Note Agreement, unless, in the case of any particular Permitted Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Permitted Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of the Company under the New Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Senior Debt" shall not include

                  (1) Indebtedness evidenced by the Securities;

                  (2) any Indebtedness of the Company to a Subsidiary of the Company;

                  (3) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or of any Subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

                  (4) trade payables and other current liabilities arising in the Ordinary Course of Business in connection with obtaining goods, materials or services;

                  (5) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (6) that portion of any Indebtedness incurred in violation of this Note Agreement;

                  (7) any Indebtedness other than Indebtedness under the New Credit Agreement which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company; and

                  (8) any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

                  "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "SURVIVING ENTITY" has the meaning set forth in Section 5.01.

                  "TRANSACTIONS" means (1) the acquisition of substantially all the assets of Casual Male and certain related entities pursuant to the form of Asset Purchase Agreement dated as of May 2, 2002 (as the same may hereafter be amended, the "ASSET PURCHASE AGREEMENT"), by and among the Company, Casual Male and certain such entities (the "CASUAL MALE ACQUISITION"), (2) the execution and delivery of the New Credit Agreement and the anticipated borrowing of up to approximately $140 million thereunder in connection with the consummation of the Casual Male Acquisition, (3) the issuance of Preferred Stock, Common Stock and/or warrants and the application of proceeds thereof to, among other things, the consummation of the Casual Male Acquisition and the payment of fees and expenses in connection therewith, (4) the issuance of the Company's 5% Subordinated Notes due April 26, 2007 and (5) the issuance of the Securities pursuant to this Note Agreement.

                  "UNRESTRICTED SUBSIDIARY" of any Person means

                  (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by Section 4.03.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

                  (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Permitted Indebtedness and

                  (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors shall be evidenced by the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of and obligations guaranteed by the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

                  (a) the then outstanding aggregate principal amount of such Indebtedness into

                  (b) the sum of the total of the products obtained by multiplying

                        (1) the amount of each then remaining installment,
                  sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                        (2) the number of years (calculated to the nearest
                  one-twelfth) which will elapse between such date and the making of such payment.

                  "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

         SECTION 1.02.         RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (2) "or" is not exclusive;

                  (3) words in the singular include the plural, and words in the plural include the singular;

                  (4) provisions apply to successive events and transactions;
         and

                  (5) "herein," "hereof" and other words of similar import refer to this Note Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

         SECTION 2.01. FORM AND DATING.

                  The Securities shall be substantially in the form of EXHIBIT A hereto. Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of EXHIBIT B hereto.

                  Upon any transfer provided for in Section 2.05, the Company shall execute and deliver to the Person specified by the Assignment Form attached to such Security a new Security in such names and in such authorized denominations as such Assignment Form. Thereupon, the beneficial ownership of such Security shown on the records maintained by the Company shall be amended to reflect such transfer.

                  The Company shall act as registrar to maintain a record of the issuance, registered transfer and registered Holder of each Security.

         SECTION 2.02. REPLACEMENT SECURITIES.

                  If a mutilated Security is surrendered to the Company or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, to protect the Company and the Guarantors from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

         SECTION 2.03. TREASURY SECURITIES.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded.

         SECTION 2.04. DEFAULTED INTEREST.

                  The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders.

         SECTION 2.05  ASSIGNMENT AND TRANSFER.

                  Neither any Security nor any beneficial interest therein may be sold, assigned or otherwise transferred except (a) in a principal amount of not less than $2 million, (b) in accordance with applicable securities laws (as referenced in the restrictive legend appearing on the form of Security), (c) by due execution and delivery of the Form of Assignment attached to such Security, and (d) with the consent of the Company, which consent shall not unreasonably be withheld.

                                  ARTICLE THREE

                                   REDEMPTION

         SECTION 3.01. NOTICES.

                  If the Company elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Holders in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed at least 15 days but not more than 30 days before the Redemption Date together with an Officers' Certificate and an Opinion of Counsel stating that such redemption will comply with the conditions contained herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED.

                  In the event that less than all of the Securities are to be redeemed at any time pursuant to the optional redemption provisions of Paragraph 4 or Paragraph 5 of the Securities, selection of such Securities for redemption will be made by the Company on a PRO RATA basis among all of the Holders (based upon the relative principal amounts of Securities held by each such Holder).

                  The Company may select for redemption portions of the principal amount at maturity of the Securities that have denominations larger than $1,000. Securities and portions of them that the Company selects shall be in principal amounts at maturity of $1,000 or a multiple thereof. Provisions of this Note Agreement that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.03. EFFECT OF NOTICE OF REDEMPTION.

                  Unless the Company defaults in the payment when due of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

         SECTION 3.04. SECURITIES REDEEMED IN PART.

                  Upon surrender and cancellation of a Security that is to be redeemed in part only, the Company shall deliver to the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

         SECTION 3.05. SPECIAL MANDATORY REDEMPTION.

                  THE PROVISIONS OF THIS SECTION 3.05 SHALL BE VOID AND OF NO FURTHER FORCE AND EFFECT FROM AND AFTER MAY 14, 2002.

                  In the event that the funds deposited with Casual Male have been released to the Company (or its designee) in accordance with the requirements of the Bidding Procedures Order (a "MANDATORY REDEMPTION EVENT"):

         (i) The Company shall notify the Holders in writing on the next succeeding Business Day after a Mandatory Redemption Event that the Company will redeem the Securities on a specified Redemption Date no later than the Mandatory Redemption Date at the Mandatory Redemption Price plus accrued and unpaid interest to the Redemption Date (the "MANDATORY REDEMPTION").

         (ii) Within one Business Day after a Mandatory Redemption Event, the Company shall mail a notice (the "MANDATORY REDEMPTION NOTICE") by first class mail, postage prepaid, to each Holder at its registered address. The Mandatory Redemption Notice shall identify:

                  (1) the Mandatory Redemption Date;

                  (2) the Mandatory Redemption Price and the amount of accrued interest to be paid;

                  (3) that Securities called for redemption must be surrendered to the Company at its offices at Needham, Massachusetts (or such other office of the Company as the Company may have specified in such Mandatory Redemption Notice) to collect the Mandatory Redemption Price plus accrued interest, if any;

                  (4) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Mandatory Redemption Price upon surrender to the Company of the Securities redeemed; and

                  (5) the Securities are to be redeemed pursuant to this Section 3.05.

                                  ARTICLE FOUR

                                    COVENANTS

         SECTION 4.01. PAYMENT OF SECURITIES.

                  The Company will pay the principal of and interest on the Securities in the manner provided in the Securities and in this Note Agreement. Interest including defaulted interest, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months and in the case of a partial month, the actual number of days elapsed. The interest rate in respect of any overdue installment of interest on the Securities which is not paid when due by virtue of Article 8 hereof shall be increased by 500 basis points, to a rate of 17% per annum.

                  Notwithstanding anything to the contrary contained in this Note Agreement, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

         SECTION 4.02. LIMITATION ON RESTRICTED PAYMENTS.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options to acquire Qualified Capital Stock, or

                  (c)  make any Investment (other than Permitted Investments)

                  (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (1) a Default or an Event of Default shall have occurred and be continuing,

                  (2) the Company could not incur at least $1.00 of Indebtedness pursuant to Section 4.03, or

                  (3) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of:

                           (x) 50% of the cumulative Consolidated Net Income, or
                  if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned subsequent to the Issue Date and on or prior to the last day of the most recent fiscal quarter for which financial statements are available prior to such proposed Restricted Payments, treating such period as a single accounting period, plus

                           (y) 100% of the aggregate Net Cash Proceeds received
                  by the Company from any Person from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options to acquire Qualified Capital Stock, excluding Qualified Capital Stock issued upon the conversion of, or in exchange for, Capital Stock of the Company or its Subsidiaries.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit

                  (1) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof; and

                  (2) the repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise of stock options to acquire Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof.

         SECTION 4.03. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness, other than Permitted Indebtedness.

                  Neither the Company nor any Guarantor will, directly or indirectly, in any event incur any Indebtedness other than Indebtedness under the New Credit Agreement which, by its terms or by the terms of any agreement governing such Indebtedness, is both subordinated pursuant to its terms in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, and senior in right of payment to the Securities or any such Guarantor's Guarantee, as the case may be.

         SECTION 4.04. CORPORATE EXISTENCE.

                  Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Subsidiaries in accordance with the respective organizational documents of the Company or the Subsidiary, as the case may be, and the rights (charter and statutory) and material franchises of the Company and each of the Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of the Subsidiaries, taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

         SECTION 4.05. PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Subsidiaries or upon the income, profits or property of it or any of the Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.06. MAINTENANCE OF PROPERTIES AND INSURANCE.

                  (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be reasonably necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.06 shall prevent the Company or any of the Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses or such disposition is otherwise permitted by this Note Agreement.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

         SECTION 4.07. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                  (a) The Company shall deliver to the Holders, within 90 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer and principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Note Agreement and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status in reasonable detail.

                  (b) So long as any of the Securities are outstanding, if any Default or Event of Default has occurred and is continuing, the Company shall promptly deliver to the Holders an Officers' Certificate specifying such event, notice or other action within 10 Business Days of its becoming aware of such occurrence.

         SECTION 4.08. COMPLIANCE WITH LAWS.

                  The Company will comply, and will cause each of the Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         SECTION 4.09. COMMISSION REPORTS.

                  (a) The Company will deliver to the Holders promptly, but in any event no later than 15 days after it files with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                  (b) Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company (at its own expense) shall cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the Holders.

         SECTION 4.10. LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an "AFFILIATE TRANSACTION"), other than

                  (x) Affiliate Transactions permitted under the next paragraph and

                  (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate;

PROVIDED, HOWEVER, that for a transaction or series of related transactions with an aggregate value of $1 million or more, such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company.

                  The foregoing restrictions shall not apply to

                  (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors;

                  (2) transactions between or among the Company and any of its Restricted Subsidiaries so long as no portion of the minority interest in such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company or directors or officers of such Subsidiary that hold stock of such Subsidiary to the extent that local law requires a resident of such jurisdiction to own stock of such company) or between or among such Restricted Subsidiaries; PROVIDED such transactions are not otherwise prohibited by this Note Agreement;

                  (3) any agreement, understanding or arrangement in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect, taken as a whole, than the original agreement as in effect on the Issue Date;

                  (4) Permitted Investments and Restricted Payments permitted by this Note Agreement;

                  (5) commercially reasonable transactions between the Company or a Restricted Subsidiary and any Joint Venture in the Ordinary Course of Business that have been determined by the Board of Directors of the Company to comply with clause (y) of the first paragraph above; and

                  (6) any agreement, understanding or arrangement of Casual Male or its Subsidiaries as in effect on the Acquisition Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect, taken as a whole, than the original agreement as in effect on the Acquisition Closing Date.

         SECTION 4.11. LIMITATION ON DIVIDEND AND OTHER PAYMENT
                       RESTRICTIONS AFFECTING SUBSIDIARIES.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (b) make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

                  (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

                  except for such encumbrances or restrictions existing under or by reason of:

                  (1) applicable law and agreements with governmental authorities with respect to assets located in their jurisdiction,

                  (2) the Securities, this Note Agreement or any Guarantee,

                  (3) (A) customary provisions restricting (1) the subletting or assignment of any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock,

                  (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (a) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person), or (b) any Restricted Subsidiary having no assets other than (i) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person) and (ii) other assets having a fair market value not in excess of $2 million, and, in each case, the monetary proceeds thereof,

                  (5) any agreement or instrument governing Senior Debt or Guarantor Senior Debt, including the New Credit Agreement,

                  (6) any agreement or instrument governing Indebtedness incurred pursuant to clause (12) of the definition of Permitted Indebtedness,

                  (7) restrictions on the transfer of assets subject to any Lien permitted under this Note Agreement,

                  (8) restrictions imposed by any agreement to sell assets not in violation of this Note Agreement to any Person pending the closing of such sale,

                  (9) customary rights of first refusal with respect to the Company's and its Restricted Subsidiaries' interests in their respective Restricted Subsidiaries and joint ventures,

                  (10) Indebtedness of a Person that was a Restricted Subsidiary at the time of incurrence and the incurrence of which Indebtedness is permitted by Section 4.03; provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the Holders of the Securities,

                  (11) the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided (A) such other Indebtedness is permitted under this Note Agreement and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the Holders of the Securities, or

                  (12) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (2), (4) and (5) above or any other agreement evidencing Indebtedness permitted under this Note Agreement; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company than the provisions of the Indebtedness being refinanced.

         SECTION 4.12. LIMITATION ON LIENS.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; PROVIDED, HOWEVER, that in addition to creating Permitted Liens on their properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien securing Indebtedness upon any of their properties and assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are equally and ratably secured.

         SECTION 4.13. CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or a portion of such Holder's Securities, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

                  (b) Prior to the mailing of the notice described in paragraph
(c) below, but in any event within 30 days following any Change of Control, the Company covenants to use reasonable efforts in good faith to obtain the requisite consents under the New Credit Agreement and all such other Senior Debt to permit the purchase of the Securities as provided below.

The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with this Section
4.13 if such consents are not obtained despite such efforts shall not constitute an Event of Default.

                  (c) Within 10 days following the date upon which a Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control offer to purchase (the "CHANGE OF CONTROL OFFER"). The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Securities tendered and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Company receives, not later than 5:00 p.m. New York time on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

                  On or before the Change of Control Payment Date, the Company shall accept for payment Securities or portions thereof tendered (in integral multiples of $1,000) pursuant to the Change of Control Offer. The Company shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date and shall promptly mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent, if any, such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

         SECTION 4.14. LIMITATION ON PREFERRED STOCK OF RESTRICTED
                       SUBSIDIARIES.

                  The Company will not permit any of its Restricted Subsidiaries that are not Guarantors of the Securities to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor of the Securities.

         SECTION 4.15. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

                  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; PROVIDED that the Company and any Guarantor may enter into a Sale and Leaseback Transaction if

                  (1) the Company or such Guarantor could have

                        (a) incurred Indebtedness in an amount equal to the
                  Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.03 and

                        (b) incurred a Lien to secure such Indebtedness pursuant
                  to Section 4.12,

                  (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate, of the property that is the subject of such Sale and Leaseback Transaction and

                  (3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Guarantor applies the proceeds of such transaction in accordance with,
         Section 4.16.

         SECTION 4.16. LIMITATION ON ASSET SALES.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

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                                      -32-

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least substantially equal to the fair market value of the assets sold or otherwise disposed of (taking into account any associated liabilities and other considerations), as determined in good faith by the Company's Board of Directors, and

                  (2) upon the consummation of an Asset Sale, the Company shall apply directly or through a Restricted Subsidiary, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to repay Senior Debt (and in the case of any Indebtedness outstanding under a revolving credit facility, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the Net Cash Proceeds received in respect thereof, (B) to reinvest in Productive Assets, or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (2)(A) and (2)(B);

On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(2)(A), (2)(B) and (2)(C) of the preceding sentence (each, a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (2)(A), (2)(B) and (2)(C) of the preceding sentence (each, a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company to make an offer to repurchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis that amount of Securities equal to the Net Proceeds Offer Amount multiplied by a fraction, the numerator of which is the aggregate principal amount of Securities then outstanding and the denominator of which is the sum of the aggregate principal amount of Securities and Pari Passu Indebtedness then outstanding (the "PRO RATA SHARE"), at a price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued interest to the date of repurchase.

                  Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $2 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $2 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $2 million or more being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of Securities tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Share, the Company or any Guarantor may use such amount for general corporate purposes. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

                  Notwithstanding the first two paragraphs of this Section 4.16, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent

                  (1) any portion of the consideration for such Asset Sale constitutes Productive Assets

                  and

                  (2) such Asset Sale is for substantially fair market value, as determined in good faith by the Company's Board of Directors; PROVIDED that the fair market value of any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this
         Section 4.16.

                  Notice of a Net Proceeds Offer shall be mailed, by first-class mail, by the Company to Holders of Securities at their last registered address not less than 15 days nor more than 30 days before the Net Proceeds Offer Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                  (1) that the Net Proceeds Offer is being made pursuant to this
         Section 4.16, that all Securities tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall purchase the Securities on a PRO RATA basis and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                  (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date;

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Company receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                  If an offer is made to repurchase the Securities pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and obligations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

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                                      -34-

         SECTION 4.17. LIMITATION OF GUARANTEES BY RESTRICTED
                       SUBSIDIARIES.

                  Any Guarantee of the Securities by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of or any Holder, upon:

                  (1) the unconditional release of such Restricted Subsidiary from its liability in respect of any and all other Indebtedness; or

                  (2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that

                        (a) such sale or disposition of such Capital Stock or
                  assets is otherwise in compliance with the terms of this Note Agreement and

                        (b) such assumption, guarantee or other liability of
                  such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

         SECTION 4.18. STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note Agreement; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

         SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (1) either (A) the Company or a Restricted Subsidiary of the Company shall be the surviving or continuing corporation or (B) the Person, if other than the Company or a Restricted Subsidiary of the Company, formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the "Surviving Entity") (x) shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities or this Note Agreement on the part of the Company to be performed or observed;

                  (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving effect to such transaction the Consolidated Total Debt Ratio would not be greater than 3 to 1; and

                  (4) the Company or the Surviving Entity shall have delivered to the Holders an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition shall comply with the applicable provisions of this Note Agreement and that all conditions precedent in this Note Agreement relating to the execution of such transaction have been satisfied.

                  For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, other than to a Wholly Owned Subsidiary that is a Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note Agreement and the Securities with the same effect as if such surviving entity had been named as such and the Company shall be relieved of all of its obligations and duties under this Note Agreement and the Securities.

                  Each Guarantor, other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Note Agreement, will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger, if other than the Guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (2) such entity assumes all of the obligations of the Guarantor on the Guarantee; and

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (4) immediately after giving effect to such transaction the Consolidated Total Debt Ratio would not be greater than 3 to 1.

                  Any merger or consolidation of a Guarantor with and into the Company, with the Company being the surviving entity, or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this
Section 5.01.

         SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company is not the surviving Person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note Agreement and the Securities with the same effect as if such successor had been named as the Company therein. When a successor corporation assumes all of the Obligations of the Company hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such Obligations.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

         SECTION 6.01. EVENTS OF DEFAULT.

                  An "Event of Default" means any of the following events:

                  (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 15 days;

                  (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer;

                  (c) a default in the observance or performance of any other covenant or agreement contained in this Note Agreement, which default, in the case of any default which is susceptible of cure, continues for a period of 30 days after the Company receives written notice specifying the default, and demanding that such default be remedied, from the Holders of at least 25% in outstanding principal amount of the Securities;

                  (d) the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the time periods described above have passed, aggregates $5 million or more at any time;

                  (e) one or more judgments in an aggregate amount in excess of $1 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days;

                  (f) the Company or any of its Restricted Subsidiaries (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

                  (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Restricted Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (h) substantially simultaneously with or within 30 days following the consummation of the Casual Male Acquisition and the Transactions to be consummated concurrently therewith, the Company fails to issue Additional Capital Stock for net cash proceeds of at least $50 million;

                  (i) any Subsidiary Guarantee of any Restricted Subsidiary of the Company shall for any reason cease to be, or shall be asserted in writing by any responsible officer of such Restricted Subsidiary of the Company or the Company not to be, in full force and effect (except as may be otherwise contemplated by this Note Agreement) or enforceable in accordance with its terms;

                  (j) the failure to deposit cash with Casual Male or otherwise substantially in accordance with the Bidding Procedures Order on or about the Bid Date in substantially the amount and at substantially the time required pursuant to the terms of the Bidding Procedures Order, and the default continues for a period of 5 days; or

                  (k) the representations and warranties of the Company set forth pursuant to Section 11.09 shall not have been true and correct on and as of May 14, 2002 (except those representations and warranties which specify a specific date) except for any inaccuracies or breaches of such representations and warranties which, either individually or in the aggregate, have not caused and are not reasonably likely to cause a Material Adverse Effect (as defined in Annex A hereto).

         SECTION 6.02. ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g)) shall occur and be continuing, the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Company specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(f) or (g) occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of any Holder.

                  At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of at least 75% in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Holder shall have received an Officers' Certificate that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Holders of not less than 25% in principal amount of the outstanding Securities may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Note Agreement or the Guarantees. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04. WAIVER OF PAST DEFAULTS.

                  The Holders of not less than 75% in principal amount of the outstanding Securities by written notice to the Company may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

         SECTION 6.05. CONTROL.

                  The Holders of not less than 75% in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Holders or exercising any trust or power conferred on it.

         SECTION 6.06. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Note Agreement, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the Holder.

                                  ARTICLE SEVEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 7.01. WITHOUT CONSENT OF HOLDERS.

                  The Company may amend or supplement this Note Agreement or the Securities without notice to or consent of any Securityholder:

                  (1) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein, and in the Securities; or

                  (2) to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholder in any material respect;

PROVIDED that the Company has delivered to the Holders an Officers' Certificate, stating that such amendment or supplement complies with the provisions of this
Section 7.01. After an amendment under this Section 7.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.

         SECTION 7.02. WITH CONSENT OF HOLDERS.

                  The Company, with the written consent of the Holder or Holders of at least 75% in aggregate principal amount unless a greater principal amount is specified herein of the outstanding Securities, may amend or supplement this Note Agreement, the Securities, without notice to any other Securityholders. The Holder or Holders of at least 75% in aggregate principal amount unless a greater principal amount is specified herein of the outstanding Securities may waive compliance by the Company with any provision of this Note Agreement or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any Securities payable in money other than that stated in the Securities;

                  (5) make any change in provisions of this Note Agreement protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of at least 75% in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Securities); or

                  (6) modify or change any provision of this Note Agreement or the related definitions that adversely affects the ranking of the Securities or the Guarantees.

                  In addition, following the occurrence of a Change of Control, as the case may be, without the consent of Holders of at least 75% of the outstanding aggregate principal amount of Securities, an amendment, supplement or waiver may not make any change to the Company's obligations to make and consummate the required Change of Control Offer or modify any of the provisions or definitions with respect thereto.

                  It shall not be necessary for the consent of the Holders under this Section 7.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
7.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

         SECTION 7.03. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Company received before the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         SECTION 7.04. NOTATION ON OR EXCHANGE OF SECURITIES.

                  If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Company. The Company may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

                                  ARTICLE EIGHT

                           SUBORDINATION OF SECURITIES

         SECTION 8.01. SECURITIES SUBORDINATED TO SENIOR DEBT.

                  The Company covenants and agrees, and each Holder of the Securities by acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Eight; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, or premium, if any, and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

         SECTION 8.02. NO PAYMENT ON SECURITIES IN CERTAIN
                       CIRCUMSTANCES.

                  (a) No direct or indirect payment by or on behalf of the Company of principal of, or premium, if any, and interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to a Change of Control Offer or Net Proceeds Offer or otherwise, shall be made to the Holders of Securities if (i) a default in the payment of the principal of, or premium, if any, and interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Holder receives a written notice of such other default (a "PAYMENT BLOCKAGE NOTICE") from the Company or the holders of any Designated Senior Debt (with a copy to the Company) until all Obligations with respect to such Designated Senior Debt are paid in full; payments on the Securities shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Holder (such period being referred to herein as the "PAYMENT BLOCKAGE PERIOD"), unless the maturity of any Designated Senior Debt has been accelerated (and written notice of such acceleration has been received by the Company).

                  Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by any Holder when such payment is prohibited by
Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of the Designated Senior Debt (or their representative or representatives or a trustee) notify the Company and the Holders in writing of the amounts then due and owing on the Designated

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                                      -42-

Senior Debt, if any, and only the amounts specified in such notice shall be paid to the holders of Designated Senior Debt.

                  (c) Nothing herein shall prohibit the Company from making scheduled payments of interest on the Securities at the times and in the amounts originally provided for herein so long as no default or event of default on Designated Senior Debt has occurred and is continuing.

         SECTION 8.03. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                  (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, an assignment for the benefit of creditors or any marshaling of the Company's assets, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any proceeding at the rate specified in the applicable Senior Debt) before the Holders of the Securities shall be entitled to receive any payment by the Company of the principal of, or premium, if any, and interest on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (except that the Holders may receive and retain Permitted Junior Securities). Before any payment (other than Permitted Junior Securities) may be made by, or on behalf of, the Company of the principal of, or premium, if any, and interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities would be entitled, but for the subordination provisions of this Note Agreement, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (to such holders as their interests may appear, on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Debt are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (to such holders as their interests may appear, on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                  The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or

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                                      -43-

reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

         SECTION 8.04. SUBROGATION.

                  Upon the payment in full in cash of all Senior Debt, or provision for payment, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company which by its terms is not superior in right of payment to the Securities and which ranks on a parity with the Securities) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of, or premium, if any, and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Debt by Holders of the Securities shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

         SECTION 8.05. OBLIGATIONS OF COMPANY UNCONDITIONAL.

                  Nothing contained in this Article Eight or elsewhere in this Note Agreement or in the Securities is intended to or shall impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, or premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Note Agreement, subject to the rights, if any, under this Article Eight of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Article Six or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Debt then due and payable shall first be paid in full before the Holders of the Securities are entitled to receive any direct or indirect payment from the Company of principal of, or premium, if any, and interest on the Securities.

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                                      -44-

         SECTION 8.06. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                       AGENT.

                  Upon any payment or distribution of assets or securities referred to in this Article Eight, the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

         SECTION 8.07. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF
                       THE COMPANY OR HOLDERS OF SENIOR DEBT.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or the holders of the Senior Debt with the terms of this Note Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

         SECTION 8.08. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of, or premium, if any, and interest on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clause (a) or (b) of Section 6.01.

         SECTION 8.09. NO WAIVER OF SUBORDINATION PROVISIONS.

                  Without in any way limiting the generality of Section 8.07, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 8.10. ACCELERATION OF SECURITIES.

                  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Debt of the acceleration.

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                                      -45-

                                  ARTICLE NINE

                             GUARANTEE OF SECURITIES

         SECTION 9.01. UNCONDITIONAL GUARANTEE.

                  Each of the Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantees, on a senior subordinated basis as hereinafter set forth (such guarantee to be referred to herein as a "GUARANTEE") to each Holder of a Security that: (a) the principal of, premium, if any, and interest on the Securities shall be promptly paid in full when due (subject to any applicable grace periods) whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations of the Company to the Holders hereunder or thereunder and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Note Agreement or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Note Agreement or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

                  Each of the Guarantors hereby agrees that its Obligations hereunder shall be absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Note Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities, this Note Agreement and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount PRO RATA, based on the net assets of each Guarantor, determined in accordance with GAAP.

         SECTION 9.02. LIMITATIONS ON GUARANTEES.

                  The Obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Note Agreement, will result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state or territory of the United States or the District of Columbia.

         SECTION 9.03. EXECUTION AND DELIVERY OF GUARANTEE.

                  To evidence the Guarantee set forth in Section 9.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of EXHIBIT B hereto, shall be endorsed on each Security. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect (unless released in accordance with Section 11.04) notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         SECTION 9.04. RELEASE OF A GUARANTOR.

                  (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Note Agreement, such Guarantor's Guarantee shall be released, and such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all Obligations under this Note Agreement and the Securities without any further action required on the part of the Company or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Nine. In addition, a Guarantor's Guarantee will also be released and such Guarantor will also be released from all Obligations under this Note Agreement and the Securities if such Guarantor is released from any and all guarantees of other Indebtedness of the Company.

                  (b) The Holders shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate certifying as to compliance with this Section 9.04.

                  The Holders shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee endorsed on the Securities and under this Article Nine.

                  Except as set forth in Articles Four and Five and this Section 9.04, nothing contained in this Note Agreement or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         SECTION 9.05. WAIVER OF SUBROGATION.

                  Until all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's Obligations under the Securities or this Note Agreement and such Guarantor's Obligations under this Guarantee and this Note Agreement, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Holders of Securities under the Securities, this Note Agreement, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of the Holders and shall forthwith be paid to such Holders to be credited and applied to the Obligations in favor of the Holders, whether matured or unmarred, in accordance with the terms of this Note Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Note Agreement and that the waiver set forth in this Section 9.05 is knowingly made in contemplation of such benefits.

         SECTION 9.06. OBLIGATIONS CONTINUING.

                  Subject to Section 9.04, the Obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

         SECTION 9.07. OBLIGATIONS REINSTATED.

                  Subject to Section 9.04, the Obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

         SECTION 9.08. WAIVER.

                  Without in any way limiting the provisions of Section 9.01, each Guarantor hereby waives notice or proof of reliance by the Holders upon the Obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations.

         SECTION 9.09. NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.

                  Neither the Holders nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Holders are entitled to demand payment and performance by any or all Guarantors of their liabilities and Obligations under their Guarantees or under this Note Agreement.

         SECTION 9.10. AMENDMENT, ETC.

                  No amendment, modification or waiver of any provision of this Note Agreement relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor, other than a release pursuant to Section 9.04.

         SECTION 9.11. NO WAIVER; CUMULATIVE REMEDIES.

                  No failure to exercise and no delay in exercising, on the part of the Holders, any right, remedy, power or privilege hereunder or under this Note Agreement or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Note Agreement or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Note Agreement, the Securities and any other document or instrument between a Guarantor and/or the Company and the Holders are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

         SECTION 9.12. SUCCESSORS AND ASSIGNS.

                  Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder or thereunder.

         SECTION 9.13. CONTRIBUTION.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a PRO RATA amount based on the net assets (determined in accordance with GAAP) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Securities or any other Guarantor's Obligations with respect to its Guarantee.

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                                      -49-

         SECTION 9.14. FUTURE GUARANTORS.

                  The Company shall cause (i) each of the Subsidiaries of the Company (if any) which may on the Acquisition Closing Date result from the Transactions (other than any Subsidiary which is or becomes a party to, or assumes liabilities related to, the Assumed Mortgage (as defined in the Asset Purchase Agreement), or which is or becomes an assignee of the Assumed Mortgage or the Owned Real Property (as defined in the Asset Purchase Agreement)) on the Acquisition Closing Date and (ii) each of the Company's Restricted Subsidiaries to the extent required by the provisions of this Note Agreement, in each case, to execute and deliver, within a reasonable time thereafter, a supplemental Note Agreement or other agreement of guaranty and thereby become a Guarantor bound by the Guarantee of the Securities in the form set forth in Article Nine hereof (without such Guarantor being required to execute and deliver its Guarantee endorsed on the securities); PROVIDED that no Subsidiary organized outside the United States of America and no Unrestricted Subsidiary shall be required to become a Guarantor.

                                   ARTICLE TEN

                           SUBORDINATION OF GUARANTEE

         SECTION 10.01. GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR
                        DEBT.

                  Each Guarantor covenants and agrees, each Holder of the Securities by acceptance thereof likewise covenants and agrees, that all Guarantees shall be issued subject to the provisions of this Article Ten; and each person holding any Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, or premium, if any, and interest on the Securities pursuant to the Guarantee made by or on behalf of such Guarantor shall, to the extent and in the manner set forth in this Article Ten, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Debt of such Guarantor.

         SECTION 10.02. NO PAYMENT ON GUARANTEE IN CERTAIN CIRCUMSTANCES.

                  (a) No direct or indirect payment by or on behalf of any Guarantor of principal of or interest on the Securities, whether pursuant to the terms of the Securities or the Guarantees, upon acceleration, pursuant to a Change of Control Offer or Net Proceeds Offer or otherwise, shall be made to the Holders of Securities if (i) a default in the payment of the principal of, or premium, if any, and interest on Designated Guarantor Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Debt that permits holders of the Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Holder receives a written notice of such other default (a "GUARANTOR PAYMENT BLOCKAGE NOTICE") from the Company or a Guarantor or the holders of any Designated Guarantor Senior Debt (with a copy to the Company) until all Obligations with respect to such Designated Guarantor Senior Debt are paid in full; payments on the Securities shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received by the Holder (such period being referred to herein as the "GUARANTOR PAYMENT BLOCKAGE PERIOD"), unless the maturity of any Designated Guarantor Senior Debt has been accelerated (and written notice of such acceleration has been received by the Company).

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                                      -50-

                  Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given and (y) not more than one Guarantor Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt of such Guarantor Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by any Holder when such payment is prohibited by
Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice to the holders of such Designated Guarantor Senior Debt that such prohibited payment has been made, the holders of such Designated Guarantor Senior Debt (or their representative or representatives or a trustee) notify the Company and the Holders in writing of the amounts then due and owing on such Designated Guarantor Senior Debt, if any, and only the amounts specified in such notice shall be paid to the holders of such Designated Guarantor Senior Debt.

         SECTION 10.03. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                  (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of Guarantor Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations due in respect of such Guarantor Senior Debt before the Holders of the Securities shall be entitled to receive any payment by such Guarantor of the principal of, or premium, if any, and interest or on the Securities pursuant to its Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (except that Holders may receive and retain Permitted Junior Securities). Before any payment (other than Permitted Junior Securities) may be made by, or on behalf of, any Guarantor of the principal of, or premium, if any, and interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities would be entitled, but for the subordination provisions of this Note Agreement, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt of such Guarantor (to such holders as their interests may appear, on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their representatives or agent or agents under any agreement or indenture pursuant to which any such Guarantor Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of a Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder of Securities at a time when such payment or distribution is prohibited by Section 10.03(a) and before all Obligations in respect of the

Guarantor Senior Debt of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (to such holders as their interests may appear, on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of the Guarantor Senior Debt remaining unpaid until all Guarantor Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of any Guarantor Senior Debt; provided that the trustee shall be entitled to receive from the holders of Guarantor Senior Debt written notice of the amounts owing on the Guarantor Senior Debt.

                  The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

         SECTION 10.04. SUBROGATION.

                  Upon the payment in full in cash of all Guarantor Senior Debt of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on Guarantor Senior Debt of such Guarantor until the principal of, or premium, if any, and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Debt of any cash, property or securities to which the Holders of the Securities would be entitled except for the provisions of this Article Ten, and no payment over pursuant to the provisions of this Article Ten to the holders of the Guarantor Senior Debt by Holders of the Securities shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Debt of such Guarantor, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Debt.

         SECTION 10.05. OBLIGATIONS OF GUARANTOR UNCONDITIONAL.

                  Nothing contained in this Article Ten or elsewhere in this Note Agreement or in the Securities or the Guarantees is intended to or shall impair, as between any Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, or premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with the terms of its Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Guarantors other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Note Agreement, subject to the rights, if any, under this Article Ten of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Ten shall restrict the right of the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Guarantor Senior Debt of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities are entitled to receive any direct or indirect payment from such Guarantor of principal of, or premium, if any, and interest on the Securities pursuant to such Guarantor's Guarantee.

         SECTION 10.06. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                        AGENT.

                  Upon any payment or distribution of assets or securities of any Guarantor referred to in this Article Ten, the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

         SECTION 10.07. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS
                        OF THE GUARANTORS OR HOLDERS OF GUARANTOR SENIOR DEBT.

                  No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Note Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt.

         SECTION 10.08. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of, or premium, if any, and interest on the Securities by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a) or (b) of Section 6.01.

         SECTION 10.09. NO WAIVER OF GUARANTEE SUBORDINATION PROVISIONS.

                  Without in any way limiting the generality of Section 10.07, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior

Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (c) release any Person liable in any manner for the collection of Guarantor Senior Debt; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

         SECTION 11.01. NOTICES.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, by reputable overnight delivery service, or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                           Designs, Inc.
                           66 B Street
                           Needham, Massachusetts 02494

                           Attention:  Chief Financial Officer

                           Facsimile:  (781) 444-7462

                  with a copy to

                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York  10022

                           Attention:  Peter G. Smith, Esq.

                           Facsimile:  (212) 715-8000

         if to the Holders, to their respective addresses set forth on or following the signature pages hereto or otherwise specified to the Company in writing by notice given in accordance with this Section 11.01,

                  with a copy to

                           Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                           New York, New York  10036

                           Attention:  Jeffrey E. LaGueux, Esq.

                           Facsimile:  (212) 336-2222
                           and a copy to

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-6522

                           Attention:  Richard T. Prins, Esq.

                           Facsimile:  (212) 735-2000

                  Each of the Company, the Guarantors and the Holders by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; one (1) business day after mailing by reputable overnight courier; and five (5) calendar days after mailing if sent by registered mail, postage prepaid (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notice to the Holders shall be deemed given when actually received by the Holders.

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Company and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.02. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Note Agreement, other than the Officers' Certificate required by Section 4.08(a), shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 11.03. LEGAL HOLIDAYS.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 11.04. GOVERNING LAW.

                  THIS NOTE AGREEMENT, THE SECURITIES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AGREEMENT OR THE SECURITIES OR THE GUARANTEES.

         SECTION 11.05. NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any Obligations of the Company or any Guarantor under the Securities, the Guarantees or this Note Agreement or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         SECTION 11.06. SUCCESSORS.

                  All agreements of the Company in this Note Agreement and the Securities shall bind its successors.

         SECTION 11.07. DUPLICATE ORIGINALS.

                  All parties may sign any number of copies of this Note Agreement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 11.08. SEVERABILITY.

                  In case any one or more of the provisions in this Note Agreement, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 11.09 REPRESENTATIONS AND WARRANTIES.

                   The Company hereby represents and warrants to each Initial Purchaser of the Securities, as of May 14, 2002, as set forth in Annex A attached to this Note Agreement and made a part hereof.

                           [SIGNATURE PAGES TO FOLLOW]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Note Agreement to be duly executed, all as of the date first written above.

                                       THE COMPANY:

                                       DESIGNS, INC.

                                       By:
                                           ----------------------------------
                                           Name:    Dennis R. Hernreich
                                           Title:   Chief Financial Officer

                                       PURCHASERS:

                                       CLARK PARTNERS I, L.P.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       JEWELCOR MANAGEMENT, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       BARON ASSET FUND
                                       On behalf of THE BARON SMALL CAP FUND
                                       SERIES

                                       By: Bamco, inc.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "AI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) TO AN AI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE COMPANY A SIGNED LETTER CONTAINING CERTAIN CUSTOMARY REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE COMPANY) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHICH THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, AND (4) FURTHER AGREES THAT IT MAY NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (X) IN DENOMINATIONS OF NOT LESS THAN $2 MILLION AND (Y) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, WHICH CONSENT SHALL NOT UNREASONABLY BE WITHHELD. THIS NOTE IS SUBJECT AND SUBORDINATE TO THE LIABILITIES OF DESIGNS, INC. DUE OR TO BECOME DUE TO FLEET RETAIL FINANCE INC., AGENT PURSUANT TO A SUBORDINATION AGREEMENT DATED MAY 14, 2002, AS AMENDED AND IN EFFECT.

THIS NOTE IS SUBJECT AND SUBORDINATE TO THE LIABILITIES OF DESIGNS, INC. DUE OR TO BECOME DUE TO FLEET RETAIL FINANCE INC., AGENT PURSUANT TO A SUBORDINATION AGREEMENT DATED MAY 14, 2002, AS AMENDED AND IN EFFECT.

                                  DESIGNS, INC.

                          12% Senior Subordinated Note
                                    due 2007

No.__                                                           $______________


                  DESIGNS, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received, promises to pay to ______________________, or registered assigns, the principal sum of
___________________ ($_____________) on April 26, 2007.

                  Interest Payment Dates: July 31, October 31, January 31, and April 30.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                       DESIGNS, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                  DESIGNS, INC.

                          12% Senior Subordinated Note
                                    due 2007

1.       INTEREST.

                  DESIGNS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest quarterly on July 31, October 31, January 31 and April 30 of each year (each an "Interest Payment Date"), commencing July 31, 2002. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from __________, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months or in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Note Agreement. The interest rate in respect of any overdue installment of interest on the Securities which is not paid when due by virtue of Article 8 of the Note Agreement (as defined below) shall be increased by 500 basis points, to a rate of 17% per annum.

2.       METHOD OF PAYMENT.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Payment Date. Holders must surrender Securities to the Company at its principal place of business to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to a Holder at the Holder's registered address.

3.       NOTE AGREEMENT.

                  The Company issued the Securities under a Note Agreement, dated as of April 26, 2002, and amended and restated as of May 14, 2002 (the "Note Agreement"), by and among the Company, the Guarantors named therein and the Initial Purchasers. Capitalized terms herein are used as defined in the Note Agreement unless otherwise defined herein. The terms of the Securities include those stated in the Note Agreement and as it may be amended from time to time.

4.       OPTIONAL REDEMPTION.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 15 nor more than 30 days' notice, at 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the date of redemption.

5.       NOTICE OF OPTIONAL REDEMPTION.

                  Notice of redemption will be sent, by first class mail, postage prepaid, at least 15 days but not more than 30 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address.

                  Except as set forth in the Note Agreement, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any to the Redemption Date.

6.       OFFERS TO PURCHASE.

                  Section 4.13 of the Note Agreement provides that, and upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company will make an offer to purchase the Securities in accordance with the procedures set forth in the Note Agreement.

7. SPECIAL MANDATORY REDEMPTION. [This provision shall appear only in Securities numbered Nos. 1 to 4 as originally issued. The provisions of Section
3.05 of the Note Agreement shall be void and of no further force and effect from and after May 14, 2002. In Securities issued from and after May 14, 2002, this provision shall be replaced by the notation "Intentionally Omitted as Inapplicable From and After May 14, 2002."]

                  Section 3.05 of the Note Agreement provides that if the funds deposited with Casual Male have been released to the Company (or its designee), because substantially all of the assets of Casual Male and certain related entities have been acquired by a party other than the Company or otherwise as provided in the auction procedures approved by order of the United States Bankruptcy Court, constituting a Mandatory Redemption Event (as defined in the Note Agreement), the Company will redeem all of the Securities at 100% of the principal amount of the Securities plus accrued and unpaid interest to the date of redemption in accordance with the procedures set forth in Section 3.05.

8.       DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Securities are in registered form, without coupons. A Holder shall register the transfer of or exchange Securities in accordance with the Note Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Note Agreement. The Company need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

9.       PERSONS DEEMED OWNERS.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

10.      AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Note Agreement and the Securities may be amended or supplemented with the written consent of the Holders of at least 75% in aggregate principal amount of the

Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the Company may amend or supplement the Note Agreement and the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder of a Security in any material respect.

11.      RESTRICTIVE COVENANTS.

                  The Note Agreement contains certain covenants that, among other things, limit the ability of the Company and the Subsidiaries to incur additional Indebtedness, create certain Liens, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates and merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The limitations are subject to a number of important qualifications and exceptions.

12.      SUBORDINATION.

                  The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Note Agreement, subordinated in right of payment to the prior payment in full in cash of all Senior Debt, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions.

13.      DEFAULTS AND REMEDIES.

                  If an Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Note Agreement. Holders of Securities may not enforce the Note Agreement or the Securities except as provided in the Note Agreement. The Note Agreement permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to exercise any power.

14.      NO RECOURSE AGAINST OTHERS.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Note Agreement or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

15.      GUARANTEES.

                  This Security will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Note Agreement for a statement of the respective rights, limitations of rights, duties and Obligations thereunder of the Guarantors and the Holders.

16.      ABBREVIATIONS AND DEFINED TERMS.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.      NOTE AGREEMENT.

                  The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Note Agreement. Requests may be made to: Designs, Inc., 66 B Street, Needham, Massachusetts 02494, Attn: Chief Financial Officer.

18.      GOVERNING LAWS.

                  This Security and the Note Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        -------------------------------------------------------,
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.

Dated:
      -----------------------------------

Signed:
       ----------------------------------
(Sign exactly as name appears on the other side of this Security)


Signature Guarantee:
                    ----------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Company)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section ___ of the Note Agreement, check the box:

                  If you want to elect to have only part of this Security purchased by the Company pursuant to ___ of the Note Agreement, state the amount: $_____________

Dated:
      -----------------------------------

Signed:
       ----------------------------------
(Sign exactly as name appears on the other side of this Security)


Signature Guarantee:
                    ----------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Company)

                                                                       EXHIBIT B

                                    GUARANTEE

                  For value received, the undersigned hereby unconditionally, absolutely and irrevocably guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other Obligations of the Company under the Note Agreement (as defined below) or the Security, to the Holder of this Security, all in accordance with and subject to the terms and limitations of this Security, Article Nine and Article Ten of the Note Agreement and this Guarantee. This Guarantee will become effective in accordance with Article Nine of the Note Agreement and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Agreement dated as of April 26, 2002, and amended and restated as of May 14, 2002, among Designs, Inc., a Delaware corporation, as issuer (the "Company"), each of the Guarantors referred to therein and the Initial Purchasers (as amended or supplemented, the "Note Agreement").

                  The obligations of the undersigned to the Holders of Securities pursuant to this Guarantee and the Note Agreement are expressly set forth in Articles Nine and Ten of the Note Agreement and are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt of the Guarantor issuing this Guarantee, to the extent and in the manner provided in Article Ten of the Note Agreement and reference is hereby made to the Note Agreement for the precise terms of the Guarantee and all of the other provisions of the Note Agreement to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Note Agreement.

                  IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:____________________

                                       [NAME OF GUARANTOR], as Guarantor

                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       B-2